ABA
ESTABLISHED 1923


ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066




                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Statement of Additional information constituting part of Lazard Funds, Inc. Post-Effective Amendment No. 18 to Registration Statement on Form N-1A of our report dated February 4, 1999, relating to the financial statements and financial highlights of The Lazard Funds, Inc. which are incorporated by reference in such Statement of Additional Information. We also consent to the incorporation by reference of our report in the Prospectus constituting part of such Post-Effective Amendment No. 18 and to the reference to us under the heading "Financial Highlights" in the Prospectus.

We also consent to the reference to our firm under the caption "Counsel and Independent Auditors" in the Statement of Additional Information.


                                                 /s/ Anchin, Block & Anchin LLP
                                                 ------------------------------
                                                     Anchin, Block & Anchin LLP


April 26, 1999


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